Exhibit 99.1

Envivio Reports Second Quarter Fiscal 2015 Financial Results

SOUTH SAN FRANCISCO, Calif., September 3, 2014 — Envivio (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the second quarter of fiscal year 2015 ended July 31, 2014.

Financial Highlights

•	Revenue for the second quarter of fiscal 2015 was $11.5 million, compared to $8.4 million in the first quarter of fiscal 2015 and $11.5 million in the second quarter of fiscal 2014.

•	GAAP net loss for the second quarter of fiscal 2015 was $4.1 million, or $0.15 per share, compared to net loss of $4.5 million, or $0.17 per share, in the first quarter of fiscal 2015 and net loss of $2.5 million, or $0.09 per share, in the second quarter of fiscal 2014.

•	Non-GAAP net loss for the second quarter of fiscal 2015 was $3.5 million, or $0.13 per share, compared to net loss of $3.9 million, or $0.14 per share, in the first quarter of fiscal 2015 and net loss of $1.9 million, or $0.07 per share, in the second quarter of fiscal 2014.

“The company accomplished a number of business and financial initiatives in the quarter” said Julien Signes, Founder and CEO of Envivio. “The sequential revenue growth reflects execution on our initiatives and provides validation that our differentiated products and business model are continuing to gain traction in our target markets. We are encouraged by this quarter’s performance and remain focused on our execution and expanding our business.”

As of July 31, 2014, Envivio had cash and cash equivalents of $42.1 million, compared to $44.4 million at the end of the prior quarter.

Business and Product Highlights

•	Announced Envivio NuageSM, the world’s most advanced fully-virtualized live video delivery solution designed to provide unmatched support to video services and content providers to efficiently manage video processing, encryption, packaging, storage and distribution on the public or private cloud.

•	The Envivio cloud-based video processing solution won a Stevie Award in an International Business Awards Competition, selected from more than 3,500 entries worldwide.

•	Strong adoption of the company’s traditional TV delivery offering, primarily due to further sales and a major customer win with a Tier 1 operator in Latin America.

•	Continued momentum for Envivio HEVC compression technology, a solution designed to address the growing need for improved networking efficiency.

•	Successful trials and extended pilots for 4K Ultra HD technology include live broadcasting of semi-final and final 2014 World Cup games in Ultra HD/4K resolution by Globosat, a leading content provider to cable, satellite and IPTV operators in South America, and French music video channel NRJ Hits announcement of ongoing transmission of Envivio’s technology streamed 24/7 from the Eiffel Tower in Paris.

•	Growing interest in Envivio’s Halo and next generation transcoding products evidenced by two new deals with major Tier 1 U.S. operators.

•	Envivio’s digital video processing and multi-screen video solutions recognized by Cable & Satellite International (CSI) as finalists for its best technology award.

Conference Call Information

Envivio will host a conference call and live audio webcast for analysts and investors at 5:00 p.m. ET on September 3, 2014. The news release with the financial results will be accessible from the company’s website prior to the conference call.

•	Parties in the United States and Canada can access the call by dialing 1-877-407-4018.

•	International parties can access the call by dialing 1-201-689-8471.

•	When dialing into the call, ask for the Envivio Second Quarter FY 2015 Financial Results.

The audio webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com. A replay of the conference call will be available beginning at 8 p.m. ET September 3, 2014 through December 12, 2014 until 11:59 p.m. ET. To access the replay, parties in the United States and Canada should call 1-877-870-5176 and enter PIN 13589361. International parties should call 1-858-384-5517 and enter PIN 13589361.

Non-GAAP Financial Measurements

This news release dated September 3, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s differentiated products and business model continuing to gain traction in Envivio’s target markets and growing interest in Envivio’s Halo and next generation transcoding products. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the second quarter of fiscal year 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, the failure of Envivio’s target markets to develop as anticipated, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (Nasdaq:ENVI) is the leader in software-based video processing and delivery solutions for any screen, with over 300 content and service provider customers worldwide. Envivio solutions remove the boundaries of traditional television and enable operators to increase their revenues, by providing viewers with best-in-class video quality and a compelling, personalized experience. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	July 31, 2014	January 31, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$42,132	$47,873
Accounts receivable, net of allowance for doubtful accounts	10,729	10,766
Inventory	227	75
Prepaid expenses and other current assets	3,450	4,257
Deferred inventory costs	473	177

Total current assets	57,011	63,148

Property and equipment, net	4,423	3,924
Other non-current assets	190	207

Total assets	$61,624	$67,279

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,556	$5,772
Accrued compensation	4,346	5,308
Accrued liabilities	2,573	1,682
Deferred revenue, current	6,190	6,198

Total current liabilities	20,665	18,960

Deferred revenue, net of current portion	601	541
Other non-current liabilities	1,354	1,404
Deferred rent	612	698

Total liabilities	23,232	21,603

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	155,969	154,562
Accumulated other comprehensive loss	(1,036)	(960)
Accumulated deficit	(116,569)	(107,954)

Total stockholders’ equity	38,392	45,676

Total liabilities and stockholders’ equity	$61,624	$67,279

See notes to condensed consolidated financial statements

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended July 31,			Six Months Ended July 31,
	(in thousands, except for per share amounts)
	July 31, 2014	April 30, 2014	July 31, 2013	July 31, 2014	July 31, 2013
Revenue:
Product	$8,852	$6,111	$9,381	$14,963	$15,050
Professional services and support	2,600	2,303	2,167	4,903	3,960

Total revenue	11,452	8,414	11,548	19,866	19,010

Cost of revenue:
Product	4,077	2,051	3,084	6,128	5,360
Professional services and support	704	643	560	1,348	1,025

Total cost of revenue	4,781	2,694	3,644	7,476	6,385

Gross profit	6,671	5,720	7,904	12,390	12,625

Operating expenses:
Research and development	2,257	2,500	2,439	4,757	4,406
Sales and marketing	5,374	5,068	4,879	10,442	9,942
General and administrative	2,989	2,680	2,942	5,669	5,495

Total operating expenses	10,620	10,248	10,260	20,868	19,843

Loss from operations	(3,949)	(4,528)	(2,356)	(8,478)	(7,218)
Interest income, net	1	2	13	4	32
Other income (expense), net	(55)	(32)	21	(88)	14

Loss before provision (benefit) for income taxes	(4,003)	(4,558)	(2,322)	(8,562)	(7,172)
Income tax provision (benefit)	82	(28)	157	53	46

Net loss	$(4,085)	$(4,530)	$(2,479)	$(8,615)	$(7,218)

Net loss per share of common stock, basic and diluted	$(0.15)	$(0.17)	$(0.09)	$(0.32)	$(0.27)
Shares used in computing net loss per share of common stock, basic and diluted	27,612,895	27,141,757	27,109,942	27,322,736	27,086,507

See notes to condensed consolidated financial statements.

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP

Financial Measures

(UNAUDITED)

	Three Months Ended			Six Months Ended
	(in thousands, except for per share amounts)
	July 31, 2014	April 30, 2014	July 31, 2013	July 31, 2014	July 31, 2013
GAAP gross margin	$6,671	$5,720	$7,904	$12,390	$12,625
Stock-based compensation	7	7	1	14	2

Non-GAAP gross margin	6,678	5,727	7,905	12,404	12,627

GAAP operating expenses	10,620	10,248	10,260	20,868	19,843
Stock-based compensation	(617)	(606)	(548)	(1,223)	(1,066)

Non-GAAP operating expenses	10,003	9,642	9,712	19,645	18,777

GAAP operating loss	(3,949)	(4,528)	(2,356)	(8,478)	(7,218)
Stock-based compensation	624	613	549	1,237	1,068

Non-GAAP operating loss	(3,325)	(3,915)	(1,807)	(7,241)	(6,150)

GAAP Net loss	(4,085)	(4,530)	(2,479)	(8,615)	(7,218)
Stock-based compensation	624	613	549	1,237	1,068

Non-GAAP net loss	$(3,461)	$(3,917)	$(1,930)	$(7,378)	$(6,150)

GAAP net loss per share of common stock, basic and diluted	$(0.15)	$(0.17)	$(0.09)	$(0.32)	$(0.27)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.13)	$(0.14)	$(0.07)	$(0.27)	$(0.23)
Shares used in computing net loss per share of common stock, basic and diluted	27,612,895	27,141,757	27,109,942	27,322,736	27,086,507

CONTACT:

Envivio

Judith Coley

Vice President, Corporate & Investor Communications

pr@envivio.com

+1.650.243.2700

NMN Advisors

Investor Relations

Jae Lim

ir@envivio.com

+1.510.662.1407